SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Land and Buildings Files Preliminary Proxy Statement for MGM 2015 Annual Meeting

- Land and Buildings’ nominees possess the extensive real estate and finance experience that Land and Buildings believes is necessary to unlock value at MGM -

- A REIT conversion, Lodging C-corp spin-off, asset sales and MGM China Special dividend would unlock substantial shareholder value, in our view -

- Reminds Shareholders that the Record Date for MGM’s 2015 Annual Meeting is March 30th -

Stamford, CT— (March 30, 2015) – Land and Buildings, an investment firm specializing in publicly traded real estate and real estate related securities, and a shareholder of MGM Resorts International (NYSE: MGM) (“MGM” or the “Company”), today issued the following statement regarding the preliminary proxy statement that it filed with the Securities and Exchange Commission on March 27, 2015:

“Land and Buildings continues to believe that MGM is undervalued and that now is the time to unlock the substantial discount to real estate value at the Company. Since we issued our presentation on March 17th through when MGM filed its preliminary proxy on March 20th that did not endorse any of the Land and Buildings director nominees, more than $1.5 billion of shareholder value has been created. Based on this market reaction to our ideas, as well as conversations with other shareholders, we believe that there is significant shareholder support for our plan. We continue to believe that substantial shareholder value can be created at MGM through, as seen in other companies, a REIT conversion, a tax free spin-off of a lodging C-corp as well as a reduction of leverage through asset sales and an MGM China special dividend.

“We believe that the current Board has not maximized the potential value of MGM and that the voices of shareholders must be heard. To that end, we urge shareholders to vote on the GOLD proxy card, when available, to elect Land & Buildings' slate of four director nominees, Matthew J. Hart, Richard Kincaid, Jonathan Litt and Marc A. Weisman (collectively, the "Nominees"), at the 2015 Annual Meeting. We believe these Nominees possess the extensive real estate and finance experience necessary to unlock shareholder value at MGM. We are seeking to change a minority of the Board to ensure that the interests of shareholders are appropriately represented in the boardroom.”

Land and Buildings reiterates that the Record Date for the Company’s 2015 Annual Meeting is March 30th. As a result, shareholders may need to take steps with their custodial banks and brokerage firms to ensure that they have the ability to vote their shares at the upcoming 2015 Annual Meeting. MGM shareholders should pay particular attention to any shares presently held in swap arrangements or in margin accounts. In order to ensure that shareholders have the ability to vote their shares, they should consider beginning the process of promptly unwinding any swap accounts to allow sufficient time before the record date. Land and Buildings also reminds MGM shareholders that any shares held in margin accounts that may be loaned by a broker will need to be moved into a cash account in advance of the record date if shareholders want to vote their shares.

Land and Buildings’ presentation on MGM Resorts International is available at www.landandbuildings.com.

Additional Biographical Information on Land and Buildings Nominees

Matthew J. Hart

Matthew J. Hart served as President and Chief Operating Officer of Hilton Hotels Corporation ("Hilton"), a global hospitality company, from 2003 until his retirement in 2007, where he was responsible for all operational aspects of Hilton. He previously served as Executive Vice President, Chief Financial Officer and Treasurer of Hilton from 1996 to 2003. Prior to joining Hilton, from 1995 to 1996, Mr. Hart was Senior Vice President and Treasurer for Walt Disney Company ("Disney"), a diversified multinational mass media corporation, where he was responsible for the company's corporate and project financing activities. Before joining Disney, Mr. Hart served as Executive Vice President and Chief Financial Officer for Host Marriott Corporation, a hospitality company, from 1993 to 1995 and in various financial positions at its predecessor, Marriott Corporation, a hospitality company, which he joined in 1981.

Since 2006, Mr. Hart has served as a director for American Airlines Group Inc. (previously US Airways Group Inc.). Mr. Hart is also a member of the board of trustees of American Homes 4 Rent, a leading provider of high quality single-family rental homes, where he has served since 2012. Since 2010, Mr. Hart has served as a director for Air Lease Corporation, an aircraft leasing company. Mr. Hart has also served as a director of B. Riley Financial & Company (previously Great American Group Inc.), a diversified financial services firm, since 2009. Since 2014, Mr. Hart has served on the Advisory Board for KEYPR, a hospitality technology company, and since 2012 has served as a trustee for CCA Investment Trust, an open-end investment company. Mr. Hart joined Heal the Bay, a 501(c)(3) non-profit organization working to restore Santa Monica Bay, as a board member in 1997, where he has also previously served as Chairman.

Mr. Hart holds a Bachelor of Arts degree from Vanderbilt University and a Master of Business Administration degree from Columbia University.

Mr. Hart's qualifications as a director include his experience in the hospitality industry and his extensive prior history as an executive officer and director of various public companies.

Richard Kincaid

Richard Kincaid is currently a private investor in various early stage companies, as well as the President and Founder of the BeCause Foundation, a nonprofit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film, which he founded in 2007. Prior to founding the BeCause Foundation, Mr. Kincaid was the President and Chief Executive Officer of Equity Office Properties Trust ("Equity Office"), then the largest publically held office building owner and manager in the United States, until its acquisition by the Blackstone Group in February 2007. Prior to becoming President and CEO of Equity Office in 2003, Mr. Kincaid served as the company's Chief Financial Officer, Executive Vice President and Chief Operating Officer. Prior to joining Equity Office in 1995, Mr. Kincaid was Senior Vice President of Finance for Equity Group Investments, Inc., where he oversaw debt financing activities for the public and private owners of real estate controlled by Sam Zell. Prior to joining Equity Group Investments in 1990, Mr. Kincaid held various positions with Barclays Bank PLC and The First National Bank of Chicago.

Mr. Kincaid has served on the board of directors of Rayonier Inc., an international real estate investment trust specializing in timber and specialty fibers, since December 2004. Mr. Kincaid was appointed as Chairman of the board of Rayonier Inc. in July 2014. Mr. Kincaid has also served on the board of directors of Vail Resorts, a mountain resort operator, since July 2006 and on the board of Strategic Hotels and Resorts, Inc., the owner of upscale and luxury hotels in North America, since January 2009. In addition, Mr. Kincaid has served as Chairman of the board of directors of Dividend Capital Diversified Property Fund, an owner of office, industrial and retail assets throughout the United States, since September 2012.

Mr. Kincaid received his master's degree in business administration from the University of Texas, and his bachelor's degree in finance from Wichita State University.

Mr. Kincaid's qualifications as a director include his extensive experience in the hospitality and real estate industries, as well as his prior service as a director and chairman of various publicly-traded companies.

Marc Weisman

Marc Weisman became the Chief Operating Officer of J.D. Carlisle LLC, a New York-based real estate development company, on March 1, 2015. Since 1993, Mr. Weisman has managed various investments, principally in public company equity and debt as well as private real estate transactions, for the Weisman family office. Previously, Mr. Weisman served as Co-Managing Partner of Sagaponack Partners, LP, a corporate growth capital private equity fund, from 1996 to 2009, and as a group head at Credit Suisse First Boston, an international investment bank, in 1996. Mr. Weisman previously served as Chief Financial Officer and Chief Investment Officer of the ADCO Group, a real estate, banker, and consumer finance company from 1988 to 1995, and prior to that as Chief Financial Officer of Oppenheimer & Co, Inc., an investment bank and broker dealer, from 1985 to 1987. Mr. Weisman served as an Associate and then Partner in the tax and real estate departments at Weil Gotshal & Manges, an international law firm, from 1979 to 1985.

Mr. Weisman is a former director of Artesyn Technologies, a leader in the design and manufacturer of highly reliable power conversion and embedded computing solutions, CIVEO Corporation, a NYSE-traded public company engaged in the business of housing oilfield and mining workers, InterCept Inc., a manufacturer and marketer of biopharmaceutical products, Majesco Holdings Inc., a provider of interactive entertainment products, and Sourcecorp, a provider of business process outsourcing solutions and specialized high value consulting services. Mr. Weisman also serves as a director of Cheltenham Enterprises, Inc., a company performing various services to the entities controlled by the Weisman family, and as a director of The Reading Team, a New York not-for profit teaching reading to children of lesser means in the Harlem section of New York City.

Mr. Weisman holds a bachelor's degree from Temple University and law degrees from Temple University and New York University.

Mr. Weisman's qualifications as a director include his prior investment experience, particularly in the real estate industry, and his experience as a director of several public and private entities.

Jonathan Litt

Mr. Litt is the Founder and Chief Investment Officer of Land & Buildings Investment Management, LLC, a registered investment advisor specializing in publically traded real estate and real estate related securities, which he founded in 2008.  Prior to founding Land & Buildings, Mr. Litt was Managing Director and Senior Global Real Estate Analyst at Citigroup, where he was responsible for Global Property Investment Strategy, coordinating a 44 person team of research analysts located across 16 countries.

Mr. Litt also currently serves as a director for the Mack-Cali Realty, where he has served since 2014, Children with Dyslexia Scholarship Fund, where he has served since 1998, and Land & Buildings Offshore Fund, Ltd., where he has served since 2008.

Mr. Litt holds a Bachelor of Arts degree in Economics from Columbia University and a Master of Finance degree from New York University's Stern School of Business.

Mr. Litt's qualifications as a director include his experience as a director, his lengthy history in the real estate investment industry, and his expertise gained as Founder and Chief Investment Officer of Land & Buildings.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON MARCH 27, 2015. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this document are based on information available to Land and Buildings on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Land and Buildings are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. Land and Buildings reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Land and Buildings disclaims any obligation to update the information contained herein. Land and Buildings and/or one or more of the investment funds it manages may purchase additional Associated Estates shares or sell all or a portion of their shares or trade in securities relating to such shares.